Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (No. 333-185264) on Form S-8 of Delek Logistics Partners, LP pertaining to the Delek Logistics GP, LLC 2012 Long-Term Incentive Plan of our report dated June 10, 2020, relating to the financial statements of Big Spring Gathering System as of and for the year ended December 31, 2019 appearing in this Current Report on Form 8-K/A of Delek Logistics Partners, LP.

/s/ Ernst & Young LLP

Nashville, Tennessee
June 10, 2020